PART II

OFFERING CIRCULAR

Groundfloor Finance Inc.

Eight Series of Limited Recourse Obligations

Totaling $1,037,260

Dated: April 30, 2018

This Post-Qualification Offering Circular Amendment No. 9 (this “PQA”) amends the offering circular of Groundfloor Finance Inc, dated December 29, 2017, as qualified on January 4, 2018, and as may be amended and supplemented from time to time (the “Offering Circular”), to add additional securities to be offered pursuant to the Offering Circular. This PQA relates to the offer and sale of up to an additional $1,037,260 in aggregate amount of Limited Recourse Obligations (the “LROs”) to be issued by Groundfloor Finance Inc. (the “Company,” “we,” “us,” or “our”). Unless otherwise defined below, capitalized terms used herein shall have the same meanings as set forth in the Offering Circular. See “Incorporation by Reference of Offering Circular” below.

We make LROs available for investment on our web-based investment platform www.groundfloor.com (the “Groundfloor Platform”). Our principal offices are located at 75 Fifth Street, NW, Suite 2170, Atlanta, GA 30308. The phone number for these offices is (404) 850-9225. Our mailing address is PO Box 79346, Atlanta, GA 30357.

We will issue the LROs in distinct series, each corresponding to a real estate development project (each, a “Project”) financed by a commercial loan from us (each, a “Loan”). The borrower for each Project is a legal entity (the “Borrower”) that owns the underlying property and has been organized by one or more individuals (each, a “Principal”) that own and operate the Borrower. This PQA relates to the offer and sale of each separate series of LROs corresponding to the Projects for which we extend Loans, as described below (the “Offering”).

The LROs will be unsecured special, limited obligations of the Company. The LROs are not listed on any national securities exchange or on the over-the-counter inter-dealer quotation system. There is no market for the LROs. Our obligation to make payments on a LRO is limited to an amount equal to each holder’s pro rata share of amount of payments, if any, actually received on the corresponding Loan, net of certain fees and expenses retained by us. See the sections titled “General Terms of the LROs,” “The LROs Covered by this Offering Circular,” and “Project Summaries” of the Offering Circular, as amended hereby, for the specific terms of the LROs covered by this PQA.

We do not guarantee payment of the LROs in the amount or on the time frame expected. The LROs are not obligations of the Borrowers or their Principals, and we do not guarantee payment on the corresponding Loans. We have the authority to modify the terms of the corresponding Loans which could, in certain circumstances, reduce (or eliminate) the expected return on your investment. See the “General Terms of the LROs—Administration, Service, Collection, and Enforcement of Loan Documents” section on page 106 of the Offering Circular.

The LROs are speculative securities. Investment in the LROs involves significant risk, and you may be required to hold your investment for an indefinite period of time. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section on page 12 of the Offering Circular.

Generally, no sale may be made to you in this offering to the extent that the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

We will commence the offering of each series of LROs promptly after the date this PQA is qualified by posting on the Groundfloor Platform a separate landing page corresponding to each particular Loan and Project (each, a “Project Summary”). The offering of each series of LROs covered by this PQA will remain open until the earlier of (1) 30 days, unless extended, or (2) the date the offering of a particular series of LROs is fully subscribed with irrevocable funding commitments (the “Offering Period”); however, we may extend the Offering Period for a particular series of LROs in our sole discretion (with notice to potential investors) up to a maximum of 45 days. We will notify investors who have previously committed funds to purchase such series of LROs of any such extension by email and will post a notice of the extension on the corresponding Project Summary on the Groundfloor Platform.

This Offering is being conducted on a “best-efforts” basis, which means that our officers will use their commercially reasonable best efforts in an attempt to sell the LROs. Such officers will not receive any commission or any other remuneration for these sales. In offering the LROs on our behalf, the officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

	Offering price to the public	Underwriting discounts and commissions	Proceeds to issuer(1)(2)	Proceeds to other persons
Per Unit	$10.00	N/A	$10.00	N/A
Total Minimum	$82,620	N/A	$82,620	N/A
Total Maximum	$219,600	N/A	$219,600	N/A

(1) We estimate all expenses for this Offering to be approximately $4,500, which will not be financed with the proceeds of the Offering.

(2) Assumes no promotions or discounts applied to any offerings covered by this PQA.

Incorporation by Reference of Offering Circular

The Offering Circular, including this PQA, is part of an offering statement (File No. 024-10753) that we filed with the Securities and Exchange Commission. We hereby incorporate by reference into this PQA all of the information contained in the following:

1.	Part II of the Offering Circular, including the form of LRO Agreement beginning on page LRO-1 thereof to the extent not otherwise modified or replaced by offering circular supplement and/or post-qualification amendment.
2.	Post-Qualification Amendment No. 6 to the Offering Circular.
3.	Post-Qualification Amendment No. 8 to the Offering Circular.

Note that any statement that we make in this PQA (or have made in the Offering Circular) will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement or post-qualification amendment.

The LROs Covered by the Offering Circular and Use of Proceeds

The following disclosure is added on pages 109 and 110 of the Offering Circular under the table included under “The LROs Covered by this Offering Circular” and “Use of Proceeds,” respectively:

The table below lists the additional Projects covered by this PQA for which we are offering eight separate series of LROs. Each series of LROs is denominated by the corresponding Project’s name.

Series of LROs/Project	Aggregate Purchase Amount/Loan Principal
9919 Columbia, Redford Charter Township, MI, 48239	82,620
20 Central Avenue, Ocean Township, NJ, 08758	84,330
905 Winchester Road, Jacksonville, NC, 28546	102,530
2765-2769 Caroline Street, Unit A, St. Louis, MO, 63104	106,190
2765-2769 Caroline Street, Unit B, St. Louis, MO, 63104	106,190
1208 11th Street, Pleasant Grove, AL, 35127	153,930
5708 Spruce Drive, Clinton, MD, 20735	181,870
3260 Gulfview Drive, Hernando Beach, FL, 34607	219,600
Total	$1,037,260

Project Summaries

Each Project Summary attached below is included in the Offering Circular following page PS-74.

PROJECT SUMMARIES FOR PQA NO. 9

PROJECT SUMMARY | 9919 COLUMBIA, REDFORD CHARTER TOWNSHIP, MI 48239 C Rate Projected Term Loan to ARV Loan Amount Investors 9.7% 9 months 71.8% $82,620 0 Purpose Loan Position Total Loan Amount Repayment Terms Purchase & Renovation First Lien $82,620 Monthly payment - interest returned monthly, principal due at maturity. BORROWER REL TMS LLC John Colley - principal INVEST NOW Click here to view the LRO Agreement FINANCIAL OVERVIEW After Repair Value (ARV) $115,000 $22,380 Total Project Costs $92,620 GROUNDFLOOR $82,620 $10,000 0% Skin-in-the-Game First Lien Loan Cushion Purchase Price $58,000 Loan To ARV 71.8% Purchase Date 04/17/2018 Loan To Total Project Cost 89.2% GRADE FACTORS The following factors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score 3 10 Quality of Valuation Report 4 4 Skin-in-the-Game 2 10 Location 4 8 Borrower Experience 4 5 Borrower Commitment 1 1 VALUATION REPORTS As Complete (ARV) $115,000 Certified Independent Appraisal Broker’s Price Opinion Borrower Provided Appraisal Borrower Provided Comps PROPERTY DESCRIPTION Address: 9919 COLUMBIA, REDFORD CHARTER TOWNSHIP, MI 48239 The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan. INVEST NOW Click here to view the LRO Agreement PROPERTY PHOTOS MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS The Borrower was advanced the money it needed to purchase this property on April 17, 2018 by Groundfloor Finance Inc. (“Groundfloor,” “we,” “us,” or “our”) or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular. The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues. The renovation will require permitting, and permits may not be obtained on time or may be denied. The Borrower has not undertaken any projects since its inception. As such, the Borrower does not have any Financial Data or Projects/Revenue to report for the applicable reporting periods. Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. GROUNDFLOOR does not take a ‘spread’ on any part of the interest payments. Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR ‘Fees and Expenses’ in the Offering Circular. SEC FILING INFORMATION The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 9 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. BORROWER SUMMARY UNLESS NOTED WITH A*, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER’S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. REL TMS LLC DATE OF FORMATION* 08/29/2017 FINANCIAL DATA PROJECTS / REVENUE Reporting date: 03/31/18 Reporting period: 2017 Value of Properties Total Debt Completed Projects Revenue $67.5K $0 0 $0 Unsold Inventory Aged Inventory Gross Margin% 0 0 N/A PRINCIPAL John Colley FOCUS Fix & Flip GROUNDFLOOR HISTORY * HISTORICAL AVERAGES Reporting period: three years ending 2017 Loans Funded Loans Repaid Completed Projects Per Year Average Project Revenue 1 0 2 $58.9K On Time Repayment Average Project Time Average Total Project Costs N/A 12 months $36.7K THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PS-75

PROJECT SUMMARY | 20 CENTRAL AVENUE, OCEAN TOWNSHIP, NJ 08758 C Rate Projected Term Loan to ARV Loan Amount Investors 9.7% 9 months 59.0% $84,330 0 Purpose Loan Position Total Loan Amount Repayment Terms Purchase & Renovation First Lien $84,330 Monthly payment - interest returned monthly, principal due at maturity. BORROWER High Tide Property. Management LLC David Breitweiser - principal INVEST NOW Click here to view the LRO Agreement FINANCIAL OVERVIEW After Repair Value (ARV) $143,000 $45,170 Total Project Costs $97,830 GROUNDFLOOR $84,330 $13,500 0% Skin-in-the-Game First Lien Loan Cushion Purchase Price $52,500 Loan To ARV 59.0% Purchase Date 04/19/2018 Loan To Total Project Cost 86.2% GRADE FACTORS The following factors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score 5 10 Quality of Valuation Report 4 4 Skin-in-the-Game 2 10 Location 4 8 Borrower Experience 3 5 Borrower Commitment 1 1 VALUATION REPORTS As Complete (ARV) $143,000 Certified Independent Appraisal Broker’s Price Opinion Borrower Provided Appraisal Borrower Provided Comps PROPERTY DESCRIPTION Address: 20 CENTRAL AVENUE, OCEAN TOWNSHIP, NJ 08758 The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower plans to refinance the property to repay the Groundfloor loan. INVEST NOW Click here to view the LRO Agreement PROPERTY PHOTOS MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS The Borrower was advanced the money it needed to purchase this property on April 19, 2018 by Groundfloor Finance Inc. (“Groundfloor,” “we,” “us,” or “our”) or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular. The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues. The renovation will require permitting, and permits may not be obtained on time or may be denied. The Borrower is a new entity and does not have any assets or operating history. Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. GROUNDFLOOR does not take a ‘spread’ on any part of the interest payments. Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR ‘Fees and Expenses’ in the Offering Circular. SEC FILING INFORMATION The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 9 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. BORROWER SUMMARY UNLESS NOTED WITH A*, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER’S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. HIGH TIDE PROPERTY MANAGEMENT LLC DATE OF FORMATION* 03/19/2018 FINANCIAL DATA PROJECTS / REVENUE Reporting date: 03/31/18 Reporting period: 2017 Value of Properties Total Debt Completed Projects Revenue $0 $0 0 $0 Unsold Inventory Aged Inventory Gross Margin% 0 0 N/A PRINCIPAL David Breitweiser FOCUS Buy & Hold GROUNDFLOOR HISTORY * HISTORICAL AVERAGES Reporting period: three years ending 2017 Loans Funded Loans Repaid Completed Projects Per Year Average Project Revenue 0 0 2 $218.8K On Time Repayment Average Project Time Average Total Project Costs N/A 6 months $138.8K THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PS-76

PROJECT SUMMARY | 905 WINCHESTER ROAD, JACKSONVILLE, NC 28546 B Rate Projected Term Loan to ARV Loan Amount Investors 8% 9 months 62.1% $102,530 0 Purpose Loan Position Total Loan Amount Repayment Terms Purchase & Renovation First Lien $102,530 Monthly payment - interest returned monthly, principal due at maturity. BORROWER Blue Skye Properties, LLC Eileen O’Neill - principal INVEST NOW Click here to view the LRO Agreement FINANCIAL OVERVIEW After Repair Value (ARV) $165,000 $50,970 Total Project Costs $114,030 GROUNDFLOOR $102,530 $11,500 0% Skin-in-the-Game First Lien Loan Cushion Purchase Price $78,500 Loan To ARV 62.1% Purchase Date 04/25/2018 Loan To Total Project Cost 89.9% GRADE FACTORS The following factors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score 4 10 Quality of Valuation Report 4 4 Skin-in-the-Game 2 10 Location 4 8 Borrower Experience 5 5 Borrower Commitment 1 1 VALUATION REPORTS As Complete (ARV) $165,000 Certified Independent Appraisal Broker’s Price Opinion Borrower Provided Appraisal Borrower Provided Comps PROPERTY DESCRIPTION Address: 905 WINCHESTER ROAD, JACKSONVILLE, NC 28546 The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower plans to refinance the property to repay the Groundfloor loan. INVEST NOW Click here to view the LRO Agreement PROPERTY PHOTOS MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS The Borrower was advanced the money it needed to purchase this property on April 25, 2018 by Groundfloor Finance Inc. (“Groundfloor,” “we,” “us,” or “our”) or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular. The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues. The renovation will require permitting, and permits may not be obtained on time or may be denied. Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. GROUNDFLOOR does not take a ‘spread’ on any part of the interest payments. Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR ‘Fees and Expenses’ in the Offering Circular. SEC FILING INFORMATION The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 9 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. BORROWER SUMMARY UNLESS NOTED WITH A*, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER’S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. BLUE SKYE PROPERTIES, LLC DATE OF FORMATION* 02/11/2014 FINANCIAL DATA PROJECTS / REVENUE Reporting date: 03/31/18 Reporting period: 2017 Value of Properties Total Debt Completed Projects Revenue $162K $0 6 $821K Unsold Inventory Aged Inventory Gross Margin% 0 0 29.04% PRINCIPAL Eileen O’Neill FOCUS Buy & Hold GROUNDFLOOR HISTORY * HISTORICAL AVERAGES Reporting period: three years ending 2017 Loans Funded Loans Repaid Completed Projects Per Year Average Project Revenue 9 7 5 $143K On Time Repayment Average Project Time Average Total Project Costs 100% 5 months $97K THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PS-77

PROJECT SUMMARY | 2765-2769 CAROLINE STREET, UNIT A, ST. LOUIS, MO 63104 C Rate Projected Term Loan to ARV Loan Amount Investors 11% 12 months 27.2% $106,190 0 Purpose Loan Position Total Loan Amount Repayment Terms Refinance – Rehab First Lien $106,190 Balloon payment - principal and interest returned on repayment / due at maturity. BORROWER BCW Developments LLC Gregory Bentz, Jr. - principal INVEST NOW Click here to view the LRO Agreement FINANCIAL OVERVIEW After Repair Value (ARV) $390,000 $253,310 Total Project Costs $136,690 GROUNDFLOOR $106,190 $30,500 0% Skin-in-the-Game First Lien Loan Cushion Purchase Price $25,349 Loan To ARV 27.2% Purchase Date 04/15/2017 Loan To Total Project Cost 77.7% GRADE FACTORS The following factors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score 5 10 Quality of Valuation Report 4 4 Skin-in-the-Game 2 10 Location 4 8 Borrower Experience 3 5 Borrower Commitment 1 1 VALUATION REPORTS As Complete (ARV) $390,000 Certified Independent Appraisal Broker’s Price Opinion Borrower Provided Appraisal Borrower Provided Comps PROPERTY DESCRIPTION Address: 2765-2769 CAROLINE STREET, UNIT A, ST. LOUIS, MO 63104 The Borrower intends to use the loan proceeds to complete a renovation to the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan. INVEST NOW Click here to view the LRO Agreement PROPERTY PHOTOS MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS The Borrower was advanced the money it needed to begin renovation of this property on April 19, 2018 by Groundfloor Finance Inc. (“Groundfloor,” “we,” “us,” or “our”) or a wholly-owned subsidiary of Groundfloor. The Borrower has now begun renovation of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular. The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues. The renovation will require permitting, and permits may not be obtained on time or may be denied. The property was purchased as part of a set of two units. Each loan is for and secured by one individual unit. The Borrower has not completed any projects in the past year. As such, the Borrower’s average revenue, costs, and margins cannot be calculated. Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. GROUNDFLOOR does not take a ‘spread’ on any part of the interest payments. Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR ‘Fees and Expenses’ in the Offering Circular. SEC FILING INFORMATION The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 9 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. BORROWER SUMMARY UNLESS NOTED WITH A*, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER’S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. BCW DEVELOPMENTS LLC DATE OF FORMATION* 06/08/2017 FINANCIAL DATA PROJECTS / REVENUE Reporting date: 03/31/18 Reporting period: 2017 Value of Properties Total Debt Completed Projects Revenue $225K $0 0 $0 Unsold Inventory Aged Inventory Gross Margin% 0 0 N/A PRINCIPAL Gregory Bentz, Jr. FOCUS Fix & Flip GROUNDFLOOR HISTORY * HISTORICAL AVERAGES Reporting period: three years ending 2017 Loans Funded Loans Repaid Completed Projects Per Year Average Project Revenue 0 0 10 $315K On Time Repayment Average Project Time Average Total Project Costs N/A 6 months $190K THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PS-78

PROJECT SUMMARY | 2765-2769 CAROLINE STREET, UNIT B, ST. LOUIS, MO 63104 C Rate Projected Term Loan to ARV Loan Amount Investors 11% 12 months 27.2% $106,190 0 Purpose Loan Position Total Loan Amount Repayment Terms Refinance – Rehab First Lien $106,190 Balloon payment - principal and interest returned on repayment / due at maturity. BORROWER BCW Developments LLC Gregory Bentz, Jr. - principal INVEST NOW Click here to view the LRO Agreement FINANCIAL OVERVIEW After Repair Value (ARV) $390,000 $253,310 Total Project Costs $136,690 GROUNDFLOOR $106,190 $30,500 0% Skin-in-the-Game First Lien Loan Cushion Purchase Price $25,349 Loan To ARV 27.2% Purchase Date 04/15/2017 Loan To Total Project Cost 77.7% GRADE FACTORS The following factors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score 5 10 Quality of Valuation Report 4 4 Skin-in-the-Game 2 10 Location 4 8 Borrower Experience 3 5 Borrower Commitment 1 1 VALUATION REPORTS As Complete (ARV) $390,000 Certified Independent Appraisal Broker’s Price Opinion Borrower Provided Appraisal Borrower Provided Comps PROPERTY DESCRIPTION Address: 2765-2769 CAROLINE STREET, UNIT B, ST. LOUIS, MO 63104 The Borrower intends to use the loan proceeds to complete a renovation to the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan. INVEST NOW Click here to view the LRO Agreement PROPERTY PHOTOS MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS The Borrower was advanced the money it needed to begin renovation of this property on April 19, 2018 by Groundfloor Finance Inc. (“Groundfloor,” “we,” “us,” or “our”) or a wholly-owned subsidiary of Groundfloor. The Borrower has now begun renovation of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular. The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues. The renovation will require permitting, and permits may not be obtained on time or may be denied. The property was purchased as part of a set of two units. Each loan is for and secured by one individual unit. The Borrower has not completed any projects in the past year. As such, the Borrower’s average revenue, costs, and margins cannot be calculated. Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. GROUNDFLOOR does not take a ‘spread’ on any part of the interest payments. Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR ‘Fees and Expenses’ in the Offering Circular. SEC FILING INFORMATION The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 9 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. BORROWER SUMMARY UNLESS NOTED WITH A*, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER’S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. BCW DEVELOPMENTS LLC DATE OF FORMATION* 06/08/2017 FINANCIAL DATA PROJECTS / REVENUE Reporting date: 03/31/18 Reporting period: 2017 Value of Properties Total Debt Completed Projects Revenue $225K $0 0 $0 Unsold Inventory Aged Inventory Gross Margin% 0 0 N/A PRINCIPAL Gregory Bentz, Jr. FOCUS Fix & Flip GROUNDFLOOR HISTORY * HISTORICAL AVERAGES Reporting period: three years ending 2017 Loans Funded Loans Repaid Completed Projects Per Year Average Project Revenue 0 0 10 $315K On Time Repayment Average Project Time Average Total Project Costs N/A 6 months $190K THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PS-79

PROJECT SUMMARY | 1208 11TH STREET, PLEASANT GROVE, AL 35127 C Rate Projected Term Loan to ARV Loan Amount Investors 11% 12 months 60.7% $153,930 0 Purpose Loan Position Total Loan Amount Repayment Terms Refinance First Lien $153,930 Balloon payment - principal and interest returned on repayment / due at maturity. BORROWER Bailey Investment Group LLC Dwight Bailey - principal INVEST NOW Click here to view the LRO Agreement FINANCIAL OVERVIEW After Repair Value (ARV) $242,000 $31,140 Total Project Costs $210,860 GROUNDFLOOR $153,930 $56,930 0% Skin-in-the-Game First Lien Loan Cushion Purchase Price $203,930 Loan To ARV 63.6% Purchase Date 09/19/2016 Loan To Total Project Cost 73.0% GRADE FACTORS The following factors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score 4 10 Quality of Valuation Report 4 4 Skin-in-the-Game 7 10 Location 5 8 Borrower Experience 1 5 Borrower Commitment 1 1 VALUATION REPORTS As Complete (ARV) $242,000 Certified Independent Appraisal Broker’s Price Opinion Borrower Provided Appraisal Borrower Provided Comps PROPERTY DESCRIPTION Address: 1208 11TH STREET, PLEASANT GROVE, AL 35127 The Borrower intends to use the loan proceeds to payoff an existing loan and complete a renovation to the property. Upon completion, the Borrower intends to refinance the property to repay the Groundfloor loan. INVEST NOW Click here to view the LRO Agreement PROPERTY PHOTOS MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS The Borrower was advanced the money it needed to begin renovation of this property on April 25, 2018 by Groundfloor Finance Inc. (“Groundfloor,” “we,” “us,” or “our”) or a wholly-owned subsidiary of Groundfloor. The Borrower has now begun renovation of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular. The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues. The renovation will require permitting, and permits may not be obtained on time or may be denied. The Borrower has not undertaken any projects since its inception. As such, the Borrower does not have any Financial Data or Projects/Revenue to report for the applicable reporting periods. The Principal has not undertaken any project in the past. As such, the Principal’s experience, average revenue, costs, and margins cannot be calculated. The Borrower intends to use the loan proceeds to payoff an existing loan. Groundfloor will assume the first lien position. Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. GROUNDFLOOR does not take a ‘spread’ on any part of the interest payments. Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR ‘Fees and Expenses’ in the Offering Circular. SEC FILING INFORMATION The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 9 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. BORROWER SUMMARY UNLESS NOTED WITH A*, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER’S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. BAILEY INVESTMENT GROUP LLC DATE OF FORMATION* 03/01/2016 FINANCIAL DATA PROJECTS / REVENUE Reporting date: 03/31/18 Reporting period: 2017 Value of Properties Total Debt Completed Projects Revenue $0 $0 0 $0 Unsold Inventory Aged Inventory Gross Margin% 0 0 N/A PRINCIPAL Dwight Bailey FOCUS Fix & Flip GROUNDFLOOR HISTORY * HISTORICAL AVERAGES Reporting period: three years ending 2017 Loans Funded Loans Repaid Completed Projects Per Year Average Project Revenue 0 0 0 $0 On Time Repayment Average Project Time Average Total Project Costs N/A 0 months $0 THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PS-80

PROJECT SUMMARY | 5708 SPRUCE DRIVE, CLINTON, MD 20735 C Rate Projected Term Loan to ARV Loan Amount Investors 14% 12 months 70.0% $181,870 0 Purpose Loan Position Total Loan Amount Repayment Terms Purchase & Renovation First Lien $181,870 Balloon payment - principal and interest returned on repayment / due at maturity. BORROWER PROV 3116 Properties, LLC Elaine Brooks - principal INVEST NOW Click here to view the LRO Agreement FINANCIAL OVERVIEW After Repair Value (ARV) $260,000 $57,230 Total Project Costs $202,770 GROUNDFLOOR $181,870 $20,900 0% Skin-in-the-Game First Lien Loan Cushion Purchase Price $149,900 Loan To ARV 70.0% Purchase Date 04/19/2018 Loan To Total Project Cost 89.7% GRADE FACTORS The following factors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score 4 10 Quality of Valuation Report 4 4 Skin-in-the-Game 2 10 Location 5 8 Borrower Experience 3 5 Borrower Commitment 1 1 VALUATION REPORTS As Complete (ARV) $260,000 Certified Independent Appraisal Broker’s Price Opinion Borrower Provided Appraisal Borrower Provided Comps PROPERTY DESCRIPTION Address: 5708 SPRUCE DRIVE, CLINTON, MD 20735 The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan. INVEST NOW Click here to view the LRO Agreement PROPERTY PHOTOS MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS The Borrower was advanced the money it needed to purchase this property on April 19, 2018 by Groundfloor Finance Inc. (“Groundfloor,” “we,” “us,” or “our”) or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular. The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues. The renovation will require permitting, and permits may not be obtained on time or may be denied. The Borrower has not undertaken any projects since its inception. As such, the Borrower does not have any Financial Data or Projects/Revenue to report for the applicable reporting periods. Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. GROUNDFLOOR does not take a ‘spread’ on any part of the interest payments. Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR ‘Fees and Expenses’ in the Offering Circular. SEC FILING INFORMATION The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 9 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. BORROWER SUMMARY UNLESS NOTED WITH A*, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER’S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. PROV 3116 PROPERTIES, LLC DATE OF FORMATION* 10/23/2017 FINANCIAL DATA PROJECTS / REVENUE Reporting date: 03/31/18 Reporting period: 2017 Value of Properties Total Debt Completed Projects Revenue $0 $0 0 $0 Unsold Inventory Aged Inventory Gross Margin% 0 0 N/A PRINCIPAL Elaine Brooks FOCUS Fix & Flip GROUNDFLOOR HISTORY * HISTORICAL AVERAGES Reporting period: three years ending 2017 Loans Funded Loans Repaid Completed Projects Per Year Average Project Revenue 0 0 6 $246.7K On Time Repayment Average Project Time Average Total Project Costs N/A 9 months $169.2K THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PS-81

PROJECT SUMMARY | 3260 GULFVIEW DRIVE, HERNANDO BEACH, FL 34607 C Rate Projected Term Loan to ARV Loan Amount Investors 10.2% 12 months 69.7% $219,600 0 Purpose Loan Position Total Loan Amount Repayment Terms Purchase & Renovation First Lien $219,600 Monthly payment - interest returned monthly, principal due at maturity. BORROWER Babbitt Enterprises LLC Jeffrey Babbitt - principal INVEST NOW Click here to view the LRO Agreement FINANCIAL OVERVIEW After Repair Value (ARV) $315,000 $30,400 Total Project Costs $284,600 GROUNDFLOOR $219,600 $65,000 0% Skin-in-the-Game First Lien Loan Cushion Purchase Price $265,000 Loan To ARV 69.7% Purchase Date 04/20/2018 Loan To Total Project Cost 77.2% GRADE FACTORS The following factors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score 4 10 Quality of Valuation Report 4 4 Skin-in-the-Game 3 10 Location 5 8 Borrower Experience 3 5 Borrower Commitment 1 1 VALUATION REPORTS As Complete (ARV) $315,000 Certified Independent Appraisal Broker’s Price Opinion Borrower Provided Appraisal Borrower Provided Comps PROPERTY DESCRIPTION Address: 3260 GULFVIEW DRIVE, HERNANDO BEACH, FL 34607 The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower plans to refinance the property to repay the Groundfloor loan. INVEST NOW Click here to view the LRO Agreement PROPERTY PHOTOS MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS The Borrower was advanced the money it needed to purchase this property on April 20, 2018 by Groundfloor Finance Inc. (“Groundfloor,” “we,” “us,” or “our”) or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular. The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues. The renovation will require permitting, and permits may not be obtained on time or may be denied. The Borrower is a new entity and does not have any assets or operating history. Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. GROUNDFLOOR does not take a ‘spread’ on any part of the interest payments. Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR ‘Fees and Expenses’ in the Offering Circular. SEC FILING INFORMATION The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 9 to the Offering Circular dated December 29, 2017 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. BORROWER SUMMARY UNLESS NOTED WITH A*, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER’S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. BABBITT ENTERPRISES LLC DATE OF FORMATION* 03/28/2018 FINANCIAL DATA PROJECTS / REVENUE Reporting date: 03/31/18 Reporting period: 2017 Value of Properties Total Debt Completed Projects Revenue $0 $0 0 $0 Unsold Inventory Aged Inventory Gross Margin% 0 0 N/A PRINCIPAL Jeffrey Babbitt FOCUS Buy & Hold GROUNDFLOOR HISTORY * HISTORICAL AVERAGES Reporting period: three years ending 2017 Loans Funded Loans Repaid Completed Projects Per Year Average Project Revenue 0 0 2 $167.5K On Time Repayment Average Project Time Average Total Project Costs N/A 6 months $123K THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PS-82

PART III — EXHIBITS

Exhibit Index

			Incorporated by Reference
Exhibit Number	Exhibit Description (hyperlink)	Filed Herewith	Form	File No.	Exhibit	Filing Date

2.1	Groundfloor Finance Inc. Second Amended and Restated Articles of Incorporation		1-A/A	024-10496	2.1	November 25, 2015

2.2	Groundfloor Finance Inc. Bylaws		1-A/A	024-10440	2.2	July 1, 2015

3.1	Amended and Restated Investors’ Rights Agreement		1-A/A	024-10496	3.1	November 25, 2015

3.2	Form of Investor Agreement		1-A/A	024-10753	3.2	November 30, 2017

3.3	Preferred Stock Voting Agreement		1-A/A	024-10753	3.3	November 30, 2017

4.1	Standard Form of LRO Agreement (incorporated by reference from the Offering Circular)		1-A/A	024-10496	N/A	December 8, 2015

6.1	Executive Employment Agreement with Brian Dally dated November 19, 2014		1-A/A	024-10440	6.1	July 1, 2015

6.2	Executive Employment Agreement with Nikhil Bhargava dated November 19, 2014		1-A/A	024-10440	6.2	July 1, 2015

6.3	2013 Stock Option Plan		1-A/A	024-10440	6.6	July 1, 2015

6.4	Option Award Agreement for Michael Olander Jr.		1-A/A	024-10440	6.8	July 1, 2015

6.5	Option Award Agreement for Richard Tuley		1-A	024-10488	6.11	October 7, 2015

6.6	Option Award Agreement for Bruce Boehm		1-A	024-10488	6.12	October 7, 2015

6.7	Series Seed Preferred Stock Purchase Agreement		1-A/A	024-10440	3.1	July 1, 2015

6.8	Series A Preferred Stock Purchase Agreement		1-A/A	024-10496	6.18	November 25, 2015

6.9	Right of First Refusal and Co-Sale Agreement		1-A/A	024-10496	6.19	November 25, 2015

6.10	Promissory Note and Security Agreement, as amended		1-A POS	024-10496	6.10	October 18, 2017

6.11	Form of Loan Agreement		1-A/A	024-10440	6.14	July 1, 2015

6.12	Form of Promissory Note		1-A/A	024-10440	6.15	July 1, 2015

6.13	Loan Purchase Agreement with Harvest Residential Loan Acquisition, LLC		1-A/A	024-10758	6.11	January 22, 2018

6.14	Servicing Agreement with Harvest Residential Loan Acquisition, LLC		1-A/A	024-10758	6.12	January 22, 2018

11.1	Consent of Hughes Pitman & Gupton, LLP		1-A/A	024-10753	11.1	January 2, 2018

11.2	Consent of Robbins Ross Alloy Belinfante Littlefield LLC (included as part of Exhibit 12.1)	X

12.1	Opinion of Robbins Ross Alloy Belinfante Littlefield LLC	X

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on April 30, 2018.

GROUNDFLOOR FINANCE INC.

By:	/s/ Nick Bhargava
Name:	Nick Bhargava
Title:	Executive Vice President, Secretary and Acting Chief Financial Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President, Chief Executive Officer and Director (Principal Executive Officer)	April 30, 2018
Brian Dally

/s/ Nick Bhargava	Executive Vice President, Secretary, Acting Chief	April 30, 2018
Nick Bhargava	Financial Officer and Director (Principal Financial and Accounting Officer)

*	Director	April 30, 2018
Sergei Kouzmine

*	Director	April 30, 2018
Bruce Boehm

*	Director	April 30, 2018
Michael Olander Jr.

*	Director	April 30, 2018
Richard Tuley Jr.

*By:	/s/ Nick Bhargava
Nick Bhargava
Attorney-in-fact